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                                                                   EXHIBIT 10.6







                                    GUARANTY

                            Dated as of June 10, 1999

                                      From

                                EVE HOLDINGS INC.

                                  as Guarantor

                                   in favor of

                      THE AGENT AND LENDERS REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN


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                       T A B L E   O F   C O N T E N T S



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
SECTION                                                                                                        PAGE




1.  GUARANTY......................................................................................................1





2.  GUARANTY ABSOLUTE.............................................................................................2





3.  WAIVERS AND ACKNOWLEDGMENTS...................................................................................2





4.  NOTICES, ETC..................................................................................................3





5.  CONTINUING GUARANTY...........................................................................................3





6.  EXECUTION IN COUNTERPARTS.....................................................................................3





7.  GOVERNING LAW; JURISDICTION...................................................................................4



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                                    GUARANTY


             GUARANTY dated as of June 10, 1999 made by Eve Holdings Inc., a Delaware corporation (the "GUARANTOR"), in favor of the Secured Parties (as defined below).

             PRELIMINARY STATEMENTS:

         (1) Trademarks, LLC, a limited liability company (the "BORROWER"), is party to the 5-Year Non-Amortizing Drawn Term Loan Agreement dated as of May 24, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the Guarantor, certain Lender Parties party thereto and Citibank, N.A., as Collateral Agent for such Lender Parties (the Agent and such Lender Parties, collectively, the "SECURED PARTIES").

         (2) The Guarantor, the holder of all of the Class B Shares of the Borrower, has guaranteed the obligations of the Borrower under Article VIII of the Credit Agreement.

         (3) The Borrower and the Guarantor have requested that the Secured Parties enter into an amendment dated the date hereof (the AMENDMENT) to terminate the Guarantor's obligations under Article VIII of the Credit Agreement upon the execution by the Guarantor of a separate equivalent instrument of guaranty. The Lenders and the Agent have indicated their willingness to enter into the Amendment on the terms and conditions set forth therein.

         (4) It is a condition precedent to the effectiveness of the Amendment that the Guarantor shall have executed and delivered this Guaranty to the Secured Parties.

         (5) The Guarantor has received, directly or indirectly, all of the proceeds of the Advances under the Credit Agreement and will continue to derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement.

             NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to enter into the Amendment, the Guarantor hereby agrees as follows:

             Section 1. Guaranty. Subject to Section 5, the Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations) whether for principal, interest, expenses or otherwise (such obligations being the "GUARANTEED OBLIGATIONS"), and any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any other Secured Party in enforcing any rights under this Guaranty.

             Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the



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rights of any Secured Party with respect thereto. Subject to Section 5, the liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of:

                  (a) any lack of validity, enforceability or genuineness of any provision of the Credit Agreement, any Loan Document or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Loan Document;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

                  (b) The Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against the Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement and this Guaranty, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.


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                  (c) The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and this Guaranty and that the waivers set forth in Section 2 and this
Section 3 are knowingly made in contemplation of such benefits.

                  Section 4. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor at its address c/o Brooke Group Ltd., 100 S.E. Street, 32nd Floor, Miami, Florida 33131, Attention: Richard J. Lampen, Executive Vice-President, if to the Agent or any Lender, at its address specified in Section 9.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

                  Section 5. Continuing Guaranty. Subject to the proviso to this
Section 5, this Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lenders, the Agent and their respective successors, transferees and assigns provided, however, that, anything to the contrary notwithstanding, this Guaranty shall terminate and the Guarantor shall, without the requirement of any further action by any of the parties to any Loan Document, be released from any further liability hereunder upon the exercise by Philip Morris of the Class B Option.



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                  Section 6. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

                  Section 7. Governing Law; Jurisdiction. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

                  (c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       EVE HOLDINGS INC.


                                       By:  /s/ Joselynn D. Van Siclen
                                           ------------------------------------
                                           Name:  Joselynn D. Van Siclen
                                           Title:    Vice President